UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2010

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 S. Joplin Avenue, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(417) 625-5100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 26, 2010, The Empire District Electric Company (the “Company”) entered into the Second Amended and Restated Unsecured Credit Agreement (the “Credit Agreement”) with UMB Bank, N.A. (“UMB”), as administrative agent, Bank of America, N.A. (“BofA”), as syndication agent, Wells Fargo Bank, N.A. as documentation agent and the other lenders party thereto, which amends and restates its Amended and Restated Unsecured Credit Agreement dated March 14, 2006.  The Credit Agreement extends the termination date of the revolving credit facility from July 15, 2010 to January 26, 2013.

In addition, the pricing and fees under the Credit Agreement were amended.  Interest on borrowings under the Credit Agreement accrues at a rate equal to, at the Company’s option, (i) the highest of (A) the bank’s prime commercial rate, (B) the federal funds effective rate plus 0.5% or (C) one month LIBOR plus 1.0%, plus a margin or (ii) one month, two month or three month LIBOR, in each case, plus a margin.  Each margin is based on the Company’s current credit ratings and the pricing schedule in the Credit Agreement.  As of the date hereof, and based on the Company’s current credit ratings, the LIBOR margin under the facility increased from 0.80% to 2.70%.

A facility fee is payable quarterly on the full amount of the commitments under the Credit Agreement and a usage fee is payable on the full amount of the commitments under the Credit Agreement for any period in which the Company has drawn less than 33% of the total revolving commitments under the Credit Agreement, in each case based on the Company’s current credit ratings.  In addition, upon entering into the Credit Agreement, the Company paid an upfront fee to the revolving credit banks of $900,000 in the aggregate.  The aggregate amount of the revolving commitments remained unchanged at $150 million and there were no other material changes to the terms of the Credit Agreement.

The Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is filed herewith:

Exhibit No.                         Description

10.1
Second Amended and Restated Unsecured Credit Agreement dated as of January 26, 2010, among The Empire District Electric Company, UMB Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent, Wells Fargo Bank, N.A., as documentation agent, and the lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By: /s/ Gregory A. Knapp
Name: Gregory A. Knapp
Title: Vice President - Finance & Chief

Financial Officer

Dated:  January 26, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amended and Restated Unsecured Credit Agreement dated as of January 26, 2010, among The Empire District Electric Company, UMB Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent, Wells Fargo Bank, N.A., as documentation agent, and the lenders named therein.